Exhibit 99.1

RUM Group Inc. Reports Record Second Quarter 2026 Results

~ Record Revenue of $40.4 Million up 61% YoY ~

~ Record Revenue for Rumble Excluding Northern Data up 21% YoY~

~ Closed Acquisition of Northern Data, Adding Approximately 250 MW of Unmonetized 2027 Targeted Capacity Representing a $3B+ ARR Opportunity ~

~ Initiating Formal Guidance Beginning with Third Quarter 2026 Revenue Outlook of $87 Million to $93 Million ~

LONGBOAT KEY, Fla., August 10, 2026 (GLOBE NEWSWIRE) – RUM Group Inc. (Nasdaq: RUM) (“RUM Group” or the “Company”), an AI infrastructure and video company on a mission to unlock the power of human imagination, today announced financial results for the fiscal quarter ended June 30, 2026.

Q2 2026 Key Highlights and Key Items

●	Closed the acquisition of Northern Data AG (“Northern Data”) on June 17, 2026, securing approximately 85.2% of Northern Data's outstanding shares.

●	Re-named parent company RUM Group Inc. and announced a corporate realignment with two business units: Rumble, the Company's video platform, and Quake AI, the cloud and AI-infrastructure business combining Rumble Cloud with Northern Data's GPU estate of roughly 22,000 NVIDIA H100/H200 GPUs.

●	Record quarterly revenue of $40.4 million, up 58% QoQ and 61% YoY. Northern Data contributed $10.1 million from the date of acquisition. Record revenue of $30.3 million for the Rumble Video business, up 19% QoQ and 21% YoY.

●	With the close of the acquisition of Northern Data, to provide greater visibility and insight, the Company is initiating formal guidance beginning with revenue outlook for the third quarter of 2026 of $87 million to $93 million.

●	Quake AI now has approximately 250MW of unmonetized capacity targeted for 2027, which we believe represents a $3B+ annual run rate opportunity(1).

●	Signed a multi-year agreement with Together AI to deploy NVIDIA HGX™ B300 GPU cloud capacity.

●	Quake AI continues to have strong performance and demand for its existing GPU estate with utilization of approximately 85% for the quarter.

Management Commentary

Chris Pavlovski, Founder and CEO, RUM Group Inc., commented, “This was a transformational quarter for our company. On June 17, we closed our acquisition of Northern Data and renamed our parent company RUM Group Inc., establishing two synergistic business units: Rumble, our video platform, and Quake AI, our new cloud and AI-infrastructure business. Revenue grew 61% year-over-year to $40.4 million, marking another all-time record for our company. With Quake AI's existing GPU estate running at 85% utilization, a new multi-year agreement with Together AI, and 250 megawatts of targeted 2027 power, which we believe represents a $3 billion-plus annual run-rate opportunity, RUM Group is uniquely positioned to power the coming robotic and agentic AI era, combining scaled AI compute with the trove of Rumble's video data and creator community that today's neoclouds simply don't have."

(1)	See Company Presentation dated 6/30/2026 available at investors.rumble.com for further information and assumptions.

Q2 Financial Summary (Unaudited)

For the three months ended June 30,	2026	2025	Variance ($)	Variance (%)

Revenues	$40,366,736	$25,084,631	$15,282,105	61%

Expenses
Cost of services (content, hosting and other)	$30,607,067	$26,542,307	$4,064,760	15%
General and administrative	16,327,551	11,666,331	4,661,220	40%
Research and development	6,795,275	4,825,884	1,969,391	41%
Sales and marketing	10,379,335	7,891,526	2,487,809	32%

Revenues increased by $15.3 million to $40.4 million in the three months ended June 30, 2026 compared to the three months ended June 30, 2025, of which $5.6 million was attributable to an increase in Audience Monetization revenues and $9.7 million attributable to higher Other Initiatives revenues. The increase in Audience Monetization revenues was driven by $5.9 million in advertising revenue and $0.2 million from licensing and platform hosting fees, offset by a $0.5 million decrease in subscription revenue. The increase in Other Initiatives revenue was driven by the acquisition of Northern Data, which contributed $10.1 million in cloud computing and colocation services from the date of acquisition. Excluding Northern Data, Other Initiatives revenue decreased by $0.4 million, reflecting reduced advertising inventory being monetized by our publisher network and a decline in cloud services revenue.

Cost of services increased by $4.1 million to $30.6 million for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The increase was driven by $2.1 million of higher programming and content costs and $2.5 million of incremental data center-related expenses associated with the acquisition of Northern Data, partially offset by a $0.5 million decrease in other cost of services.

General and administrative expenses increased by $4.7 million to $16.3 million for the three months ended June 30, 2026 compared to the three months ended June 30, 2025. The increase was driven by the acquisition of Northern Data, which contributed $5.0 million of payroll and related expenses and other administrative costs. Excluding Northern Data, the remaining variance reflects a $0.9 million increase in payroll and related expenses and a $0.4 million increase in other administrative costs, partially offset by a $1.6 million decrease in professional fees.

Research and development expenses increased by $2.0 million to $6.8 million for the three months ended June 30, 2026 compared to the three months ended June 30, 2025. The increase was due to an increase in payroll and related expenses of $1.1 million and higher costs associated with computer software, hardware, and other expenditures used in research and development-related activities of $0.9 million.

Sales and marketing expenses increased by $2.5 million to $10.4 million for the three months ended June 30, 2026 compared to the three months ended June 30, 2025. The increase was attributable to higher marketing and public relations spend of $1.2 million, increased payroll and related expenses of $1.1 million, and other sales and marketing-related expenditures of $0.2 million.

As of June 30, 2026, RUM Group had total liquidity of $220.5 million, consisting of $203.3 million in cash and cash equivalents and 293.14 Bitcoin, valued at $17.2 million.

Q3 2026 Outlook

RUM Group initiates revenue outlook for the third quarter of 2026 of $87 million to $93 million.

Conference Call Webcast Information

The Company will host a conference call at 5:00 p.m. Eastern Time today, Monday, August 10, 2026, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on RUM Group’s Investor Relations website at investors.rumble.com under 'News & Events.’

Chris Pavlovski, the Chairman and CEO of RUM Group, will join Matt Kohrs shortly after the conclusion of the Company’s earnings call. The interview will be accessible here and streamed live on the Matt Kohrs Rumble channel at rumble.com/MattKohrs.

Upcoming Conference Participation

RUM Group's management team will participate in the following upcoming conferences:

The Oppenheimer 29th Annual Technology, Internet & Communications Conference, to be held virtually on August 11-13, 2026. Chris Pavlovski, the Chief Executive Officer, and Michael Masci, the Chief Financial Officer of RUM Group, will participate in an analyst-selected fireside chat on Tuesday, August 11, 2026, at 2:55 PM ET.

Canaccord Genuity's 46th Annual Growth Conference, to be held August 11-13, 2026 at the InterContinental Boston in Boston, MA. Michael Masci will present on August 12th at 12:30 PM ET. Presentations will be available via webcast on the Company’s investor relations website.

About RUM Group Inc.

RUM Group Inc. is an AI infrastructure and video company. Its Quake AI business delivers AI compute as a service, operating AI data centers including GPU and CPU compute, storage, and networking at scale. Rumble, RUM Group's video business and the original tenant of Quake AI, provides creators and enterprises a full suite of video technologies, unlocking reach, scale, and monetization. RUM Group is building the rails of the agentic-first enterprise: the AI compute, cloud infrastructure, and trust layer for the agentic AI future, advancing RUM Group's mission to maximize the power of human imagination. For more information, visit www.rum.group.

Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related transaction costs, change in fair value of warrants, change in fair value of digital assets, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, statements regarding our expectations regarding future results and certain key performance indicators, including our third quarter 2026 revenue outlook and views regarding unmonetized 2027 targeted capacity and ARR opportunity, and our ability to meet working capital needs and cash requirements over the next 12 months. Certain of these forward-looking statements can be identified by using words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "endeavors," "forecasts," "could," "will," "may," "future," "likely," "on track to deliver," "continues to," "looks forward to," "is primed to," "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include the Northern Data business combination, including the success of the business following the transaction; the ability to successfully integrate Rumble’s and Northern Data’s businesses; risks related to disruption of management time from ongoing business operations due to the transaction; the risk that the transaction can negatively impact the ability of Rumble and Northern Data to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that the combined business may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the risk of fluctuations in revenue due to lengthy sales and approval process required by major and other service providers for new products; the risk posed by potential breaches of information systems and cyber-attacks; the risks that Rumble, Northern Data or the post combination company may not be able to effectively compete, including through product improvements and development; the risk that Rumble, Northern Data or the post-combination company may not be able to meet surging AI compute demand by establishing business relationships with hyperscalers; risks relating to our development and construction of new data center facilities, including increasing public and community opposition to data center development and exposure to a highly-evolving regulatory landscape, which could delay, increase the cost of, or prevent the completion of our planned projects and subject us to potential legal liabilities; the risk that the cloud, video, and content delivery network capabilities of Rumble, Northern Data or the post-combination company may not be sufficient to attract and continue to attract interest from system integrators and content creators and to create powerful funnel partnership opportunities for the combined platform; the risk that Rumble, Northern Data or the post combination company may not be able to accelerate delivery of next-generation cloud solutions and AI applications; risks that the growth strategy of the combined business may require a significant amount of debt financing, which may be available on unfavorable terms, if at all, and risks relating to the ability of the combined business to service such debt obligations; our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; weakened global economic conditions may affect our business and operating results; our limited operating history makes it difficult to evaluate our business and prospects; we may not grow or maintain our active user base, and may not be able to achieve or maintain profitability; we may fail to maintain adequate operational and financial resources; we may be unsuccessful in attracting new users to our mobile and connected TV offerings; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets may adversely affect our business and operating results; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; new technologies have been developed that are able to block certain online advertisements or impair our ability to deliver advertising, which could harm our operating results; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business, financial performance, and operating results; we may become subject to newly enacted laws and regulations that restrict or moderate content on the internet; we are exposed to significant regulatory, operational, compliance, privacy, and legal risks related to age restriction or verification requirements and children's online safety laws contemplated or enacted in various U.S. states and foreign jurisdictions; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; we have incurred and will incur significantly increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition, and results of operations; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

RUM Group Inc. on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble ), the @chrispavlovski X account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris ), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: RUM Group Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025

Revenues	$40,366,736	$25,084,631	$65,826,532	$48,791,421

Expenses
Cost of services (content, hosting and other)	$30,607,067	$26,542,307	$57,604,250	$56,578,481
General and administrative	16,327,551	11,666,331	26,724,111	28,300,054
Research and development	6,795,275	4,825,884	12,535,189	9,614,995
Sales and marketing	10,379,335	7,891,526	18,911,816	11,530,452
Acquisition-related transaction costs	28,314,638	2,388,105	33,161,645	2,388,105
Amortization and depreciation	16,289,896	3,602,160	20,267,766	6,894,869
Change in fair value of digital assets	2,435,937	(5,192,441)	6,501,540	(3,493,025)

Total expenses	111,149,699	51,723,872	175,706,317	111,813,931

Loss from operations	(70,782,963)	(26,639,241)	(109,879,785)	(63,022,510)
Interest income	742,622	2,898,945	2,628,065	5,083,231
Other expense	(4,831,299)	(22,773)	(4,867,685)	(47,377)
Changes in fair value of contingent consideration	(486,931)	-	(486,931)	-
Changes in fair value of warrant liability	(5,672,458)	(6,461,861)	1,327,928	15,442,843
Changes in fair value of derivative	283,991	-	283,991	9,700,000

Loss before income taxes	(80,747,038)	(30,224,930)	(110,994,417)	(32,843,813)
Income tax expense	(184,149)	-	(207,140)	(31,310)
Deferred tax expense	(3,998)	-	(3,998)	-

Net loss	(80,935,185)	(30,224,930)	(111,205,555)	(32,875,123)
Net loss attributable to non-controlling interest	(1,790,479)	-	(1,790,479)	-
Net loss attributable to RUM Group Inc.	$(79,144,706)	$(30,224,930)	$(109,415,076)	$(32,875,123)

Loss per share – basic and diluted	$(0.28)	$(0.12)	$(0.40)	$(0.13)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	283,916,343	260,327,707	272,549,216	248,754,135

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$1,351,934	$1,036,433	$3,147,904	$2,563,013
General and administrative	3,736,982	2,950,885	5,843,008	9,235,196
Research and development	1,178,220	915,006	1,952,211	1,541,441
Sales and marketing	863,081	476,970	1,421,210	724,447

Total share-based compensation expense	$7,130,217	$5,379,294	$12,364,333	$14,064,097

Condensed Consolidated Interim Balance Sheets (Unaudited)

	June 30, 2026	December 31, 2025
Assets

Current assets
Cash and cash equivalents	$203,269,513	$237,919,453
Accounts receivable, net	50,761,793	11,859,231
Contingent consideration receivable	22,936,515	-
Prepaid expenses and other	139,639,411	14,767,472
	416,607,232	264,546,156

Investment	6,936,175	-
Other non-current assets	20,720,066	1,123,781
Digital assets	20,352,467	18,450,362
Property and equipment, net	913,827,661	16,178,941
Right-of-use assets, net	142,809,207	1,868,458
Intangible assets, net	187,815,434	24,023,709
Goodwill	415,164,645	10,655,391
	$2,124,232,887	$336,846,798

Liabilities and Shareholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$125,450,014	$27,875,120
Deferred revenue	31,266,216	16,105,587
Lease liabilities	39,992,862	1,281,444
	196,709,092	45,262,151

Convertible notes payable	358,811,637	-
Lease liabilities, net of current portion	102,970,860	633,128
Deferred tax liability	25,041,306	-
Warrant liability	14,281,399	15,609,327
Other liability	657,541	500,000
	698,471,835	62,004,606
Commitments and contingencies

Shareholders' equity
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 1,400,000,000 Class A shares authorized, 276,321,677 and 215,736,576 shares issued and outstanding, as of June 30, 2026 and December 31, 2025, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 123,690,470 and 123,690,470 shares issued and outstanding, as of June 30, 2026 and December 31, 2025, respectively; 110,000,000 Class D shares authorized, 95,791,120 and 95,791,120 shares issued and outstanding, as of June 30, 2026 and December 31, 2025, respectively)	779,498	773,439
Accumulated deficit	(674,811,380)	(565,396,304)
Additional paid-in capital	2,028,870,772	839,465,057
Accumulated other comprehensive income (loss)	(17,857,147)	-
Non-controlling interest	88,779,309	-
	1,425,761,052	274,842,192
	$2,124,232,887	$336,846,798

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the six months ended June 30,	2026	2025
Cash flows provided by (used in)

Operating activities
Net loss for the period	$(111,205,555)	$(32,875,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	20,267,766	6,894,869
Share-based compensation	12,364,333	14,064,097
Provision for credit losses	957,371	-
Net trade and barter revenue and expense	(1,538,931)	2,881,127
Non-cash lease expense	3,657,467	549,603
Change in fair value of warrants	(1,327,928)	(15,442,843)
Change in fair value of contingent consideration	486,376	-
Change in fair value of digital assets	6,501,092	(3,493,025)
Change in fair value of derivative	(283,991)	(9,700,000)
Loss on disposal of property and equipment	-	6,627
Loss on lease termination	-	925
Unrealized foreign exchange losses	5,669,758	-

Changes in operating assets and liabilities:
Accounts receivable	(15,286,870)	(3,063,864)
Prepaid expenses and other	5,531,116	6,565,724
Accounts payable and accrued liabilities	12,469,990	2,279,372
Deferred revenue	(1,750,016)	1,446,896
Income tax receivable	(1,822,222)	-
Deferred tax liability	166,096	-
Operating lease liabilities	(1,001,232)	(490,522)
Net cash used in operating activities	(66,145,380)	(30,376,137)
Investing activities
Purchase of property and equipment	(43,193,463)	(362,727)
Purchase of intangible assets	(2,816,714)	(1,289,278)
Purchase of digital assets	-	(19,100,000)
Acquisition of Northern Data AG, net of cash acquired	51,036,335	-
Net cash provided by (used in) investing activities	5,026,158	(20,752,005)
Financing activities
Proceeds from the issuance of pre-funded warrants in connection with equity commitment agreement	36,242,537	-
Taxes paid from net share settlement for share-based compensation	(1,522,260)	(1,744,613)
Proceeds from exercise of warrants and stock options	2,769,185	1,964,610
Proceeds from issuance of Class A Common Stock under ESPP	81,064	129,374
Proceeds from issuance of Class A Common Stock	-	775,000,000
Repurchase of Class A Common Stock	-	(525,000,000)
Share issuance costs	(11,504,125)	(29,429,791)
Net cash provided by financing activities	26,066,401	220,919,580

Effect of exchange rates on cash and cash equivalents	402,881	-

Decrease (increase) in cash and cash equivalents during the period	(34,649,940)	169,791,438
Cash and cash equivalents, beginning of period	237,919,453	114,018,900
Cash and cash equivalents, end of period	$203,269,513	$283,810,338

Supplemental cash flow information:
Cash paid for income taxes	$1,399,920	$33,755
Cash paid for interest	-	-
Cash paid for lease liabilities	935,515	449,945

Non-cash investing and financing activities:
Non-cash consideration related to the acquisition of Northern Data AG	1,515,556,856	-
Property and equipment in accounts payable and accrued liabilities	1,311,854	197,449
Recognition of operating right-of-use assets in exchange of operating lease liabilities, net of derecognition of terminated leases	22,929	949,534
Share-based compensation capitalized related to intangible assets	257,143	227,848

Reconciliation of GAAP to Non-U.S. GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Net loss	$(80,935,185)	$(30,224,930)	$(111,205,555)	$(32,875,123)
Adjustments:
Amortization and depreciation	16,289,896	3,602,160	20,267,766	6,894,869
Share-based compensation expense	7,130,217	5,379,294	12,364,333	14,064,097
Interest income	(742,622)	(2,898,945)	(2,628,065)	(5,083,231)
Other expense	4,831,299	22,773	4,867,685	47,377
Income tax expense	184,149	-	207,140	31,310
Deferred tax expense	3,998	-	3,998	-
Change in fair value of warrants liability	5,672,458	6,461,861	(1,327,928)	(15,442,843)
Change in fair value of contingent consideration	486,931	-	486,931	-
Change in fair value of digital assets	2,435,937	(5,192,441)	6,501,540	(3,493,025)
Change in fair value of derivative	(283,991)	-	(283,991)	(9,700,000)
Acquisition-related transaction costs	28,314,638	2,388,105	33,161,645	2,388,105
Adjusted EBITDA	$(16,612,275)	$(20,462,123)	$(37,584,501)	$(43,168,464)